First Quarter 2021 Earnings Presentation APRIL 22, 2021 Exhibit 99.2

1 Forward-Looking Statements Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target,“ “outlook,” “guidance,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

2021 First Quarter Update

First quarter 2021 results reflected positive fee, credit and deposit trends across our business

Associated Banc-Corp Reports First Quarter 2021 net income available to common equity of $89 million, or $0.58 per common share

Strong Fee Income Trends Offsetting Margin Pressure

- Mortgage banking income up $9 million quarter over quarter
- Capital markets fees up $2 million quarter over quarter
- Continued strength in wealth management
- The above fees offset the impacts of LIBOR compression and mortgage refinancing on the margin

Positive Credit Dynamics

- Nonaccrual loans down 23% from 4Q 2020
- Net charge offs of $5 million, down 83% from 4Q 2020
- Negative provision of $23 million
- Net reserve release of $28 million
- Well reserved with ACLL to loan ratio of 1.67% at the end of 1Q 2021

Growing Low-Cost Core Deposit Base to Support Expected Loan Growth

- Record levels of noninterest-bearing deposit inflows
- However, this added liquidity also depressed margins
- Low-cost deposits accounted for ~65% of total deposits at the end of 1Q 2021
- Loan-to-deposit ratio of 87% at the end of 1Q 2021

Contributing to Strong Profitability and Capital Trends

- ROATCE of 14.03%
- ROAA of 1.14%
- Repurchased $18 million of common stock in first quarter
- Increasing tangible book value per share; $16.95 at 3/31/21
- All capital ratios finished 1Q 2021 higher than 1Q 2020

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3 4Q 2020 1Q 2021 $101 $96 PTPP income2 has remained relatively flat quarter over quarter 1 Given the adoption of CECL last year and the volatility of provision during the pandemic, we believe pre-tax pre-provision income provides meaningful disclosure to investors regarding the Company’s operations. 2 A non-GAAP measure. Please refer to the appendix for a reconciliation of pre-tax pre-provision income to income before income taxes. Pre-Tax Pre-Provision Income1 ($ in millions) 1Q 2021 PTPP income includes $3 million of branch and subsidiary gains on sale 4Q 2020 PTPP income included $7 million of gains on the sale of branches

4 $1.2 $1.2 $1.1 $1.1 $1.0 $8.4 $8.3 $8.1 $8.0 $8.0 $5.3 $5.7 $6.0 $6.2 $6.2 $8.4 $9.2 $8.8 $8.5 $8.5 $0.8 $1.0 $0.9 $0.8 $23.3 $25.2 $25.0 $24.7 $24.5 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 $(82) $(71) $(33) $42 $69 $71 $72 $84 Quarterly Loan Trends CRE investor Residential mortgage Home equity & other consumer General commercial REIT Power & utilities ($ in millions) Oil & gas Growth in Specialized Lending and CRE Construction; offset by low general Commercial loan utilization CRE construction Average Quarterly Loans ($ in billions) EOP Loan Change (4Q 2020 to 1Q 2021) Commercial & business lending Commercial real estate Residential mortgage Home equity & other consumer PPP Mortgage warehouse PPP $(193) $(250)

5 $1.4 $1.5 $1.5 $1.3 $1.1 $2.6 $2.5 $2.1 $1.9 $1.7 $6.5 $6.5 $6.5 $6.5 $6.9 $2.9 $3.3 $3.5 $3.6 $3.8 $5.3 $5.4 $5.8 $5.7 $5.7 $5.5 $6.9 $7.4 $7.7 $7.7 $24.3 $26.1 $26.8 $26.7 $26.8 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 Quarterly Deposit Portfolio Trends ($ in billions) Average Quarterly Deposits Time depositsSavings Money market EOP Deposit Change (4Q 2020 to 1Q 2021) Network transaction deposits We continue to improve the mix of low-cost, core customer funding Noninterest-bearing demand Interest-bearing demand $(196) $(142) $21 $295 $383 ($ in millions) EOP Low-Cost Deposit Mix Trend 12% 13% 13% 14% 15% 23% 20% 22% 21% 20% 24% 29% 28% 29% 31% 58% 61% 63% 64% 65% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 Noninterest-bearing demand Savings Money market Network transaction deposits Time deposits Interest-bearing demand $834

6 Net Interest Income and Yield Trends Quarterly NII and Monthly NIM 4.34% 3.24% 2.93% 2.88% 2.91% 3.85% 2.80% 2.59% 2.69% 2.57% 3.33% 3.04% 3.06% 3.00% 2.79% 2.86% 2.41% 1.90% 1.94% 1.81% 1.06% 0.60% 0.52% 0.43% 0.40% 0.65% 0.10% 0.08% 0.07% 0.07% 1.63% 1.44% 1.21% 0.97% 0.74% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 $190 $182 $188 $176 2.71% 2.30% 2.35% 2.56% 2.36% Apr May Jun July Aug Sep Oct Nov Dec Jan Feb Mar Average Yields ($ in millions) 1Q margin dipped as declining mortgage and C&I spreads outpaced declining liability costs Total residential mortgage loans Commercial and business lending loans excluding PPP Commercial real estate loans Total interest- bearing liabilities1 Time deposits Net interest income Net interest margin Total interest-bearing deposits excluding Time 2Q 2020 3Q 2020 4Q 2020 1Q 2021 1 Reflects approximately $1 billion repayment of FHLB advances in 3Q and $1 billion repayment of PPPLF in 4Q. Investments

7 Net Interest Income Walkforward Elevated mortgage refinance activity, LIBOR compression and a shortened day count pressured 1Q NII 1 Principally composed of residential mortgage related securities. • Mortgage refinance-driven impacts • These costs were offset by increases in mortgage banking income (see slide 8) • C&BL impacted by day count and LIBOR compression • PPP forgiveness slowed relative to 4Q 2020 4Q 2020 NII C&BL (excl. PPP) Taxable Investments1 Mortgage Loans & Retail PPP Loans Lower Interest Expense Other 1Q 2021 NII < $(1) ($ in millions)

8 $10 $21 $15 $15 $15 $6 $12 $13 $15 $24 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 $50 $46 $51 $52 $52 $6 $12 $13 $15 $24 $8 $7 $7 $6 $8 $11 $3 $5 $13 $12 $23 $186 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 $254 $98 $76 $86 $95 Noninterest Income Trends Net Mortgage Banking IncomeNoninterest Income Trend ($ in millions) ($ in millions) ($ in millions) Net Capital Markets Income Quarterly noninterest income grew by over 11%, driven by mortgage banking and capital markets income Fee-based revenues Capital markets, net Mortgage banking, net Other Net Mortgage Banking IncomeGross Gains2 $8 $7 $7 $6 $8 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 1 1 Includes a gain of $163 million from the sale of Associated Benefits & Risk Consulting. 2 Mortgage banking gains and fair value adjustments on loans held for sale. ABRC-related income

9 $114 $111 $109 $98 $104 $76 $72 $69 $75 $71 $2 $1 $50 $192 $183 $228 $173 $175 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 Noninterest Expense Trends Adjusted Efficiency Ratio3Noninterest Expense 1 Annualized. 2 Personnel expense includes $10 million of severance. 3 A non-GAAP financial measure. Please refer to the appendix for a reconciliation of the adjusted efficiency ratio to the Federal Reserve efficiency ratio. ($ in millions) Noninterest expense down 9% YoY, 11% YoY improvement in noninterest expense to average assets ratio1 Personnel expense Other Acquisition expensesRestructuring costs (FHLB & Real estate expenses) 2 Federal Reserve efficiency ratio 63% 63% 63% 63% 64% 70% 43% 85% 60% 66% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 Adjusted efficiency ratio3 Initial Outlook Technology Expense Incentives & Other Comp Mortgage Commissions Updated Outlook $2 - $4$5 - $6$8 - $10 $690 2021 Noninterest Expense Outlook ($ in millions)

10 First Quarter ACLL ▪ Allowance for credit losses on loans (ACLL) decreased $28 million at the end of 1Q 2021 from 4Q 2020 ▪ 1Q 2021 provision of negative $23 million, down $40 million from 4Q 2020 ▪ CECL forward looking assumptions based on Moody’s March 2021 Baseline forecast 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) ACLL / Total Loans ACLL1 decreased $28 million and covered 1.67% of loan balances at the end of 1Q 2021 Allowance Update 0.98% 1.55% 1.62% 1.73% 1.77% 1.76% 1.67% 12/31/19 CECL Day 1 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 ACLL 1 ACLL 1 / Loans ACLL 1 ACLL 1 / Loans ACLL 1 ACLL 1 / Loans Loan Category C&BL - excl. Oil & Gas 92,203$ 1.19% 122,994$ 1.48% 118,841$ 1.43% C&BL Oil & Gas 68,687 14.08% 53,650 18.12% 42,683$ 16.52% PPP Loans - - 531 0.07% 607$ 0.07% CRE - Investor 43,331 1.14% 94,071 2.17% 89,894$ 2.11% CRE - Construction 58,261 4.10% 78,080 4.24% 73,552$ 3.91% Residential Mortgage 50,175 0.62% 42,996 0.55% 45,215$ 0.59% Other Consumer 41,768 3.47% 39,154 3.84% 32,921$ 3.47% Total 354,425$ 1.55% 431,478$ 1.76% 403,714$ 1.67% Total (excl. PPP Loans) 354,425$ 1.55% 430,946$ 1.82% 403,107$ 1.73% CECL Day 1 12/31/2020 3/31/2021

11 Credit Quality – Quarterly Trends $107 $110 $145 $97 $72 $29 $50 $8 $37 $32 $1 $11 $79 $77 $59 $137 $172 $232 $211 $163 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 $150 $186 $162 $141 $114 $67 $63 $60 $41 $46 $17 $58 $72 $100 $104 $234 $307 $293 $282 $264 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 Credit metrics continued to improve during 1Q 2021 ($ in millions) ($ in millions) ($ in millions) 1 Please see slide 16 for more detail on our Key COVID Commercial Loan Exposures. Potential Problem Loans Nonaccrual Loans Active Loan DeferralsNet Charge Offs and Provision Oil and gas All other loansOther COVID1 Oil and gas All other loansOther COVID1 $1 $1,588 $686 $79 $37 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 CRE C&BL Consumer ($ in millions) $17 $26 $30 $28 $5 $53 $61 $43 $17 $(23) 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 Total Net Charge Offs Provision for Credit Losses

12 6.90% 9.36% 10.35% 12.56% 7.80% 10.76% 12.14% 14.36% TCE Ratio Common Equity Tier 1 Capital Tier 1 Capital Total Capital 1 Tangible common equity / tangible assets. This is a non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Capital Ratios 1Q 2020 Tangible Book Value has increased 16% from 1Q 2020 through 1Q 2021 1Q 2021 Strong Capital Position Tangible Book Value / Share $14.64 $16.21 $16.37 $16.67 $16.95 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 1

13 Balance Sheet Management ▪ Commercial loan growth, excluding PPP, of 2-4% ▪ Full year margin of 2.45% to 2.55% ▪ Target investments / total assets ratio of 15% Fee Businesses ▪ Noninterest income of $310 million to $330 million, reflecting positive fee income trends which we expect will outpace margin pressure ▪ Mortgage banking revenue expected to remain elevated in 2Q with potential further MSR recoveries should rates move higher Expense Management ▪ We expect 2021 expenses of approximately $690 million to $695 million, reflecting: ▪ Additional incentive and compensation expense ▪ Additional mortgage commissions ▪ Additional personnel expense including 55-60 FTEs to support the new Indirect Auto initiative ▪ Full-year expected effective tax rate of 19% to 21%, assuming no change in the corporate tax rate Capital & Credit Management ▪ Target TCE at or above 7.5% ▪ Target CET1 at or above 9.5% ▪ Expect a nominal full-year Provision Outlook as of April 22, 2021 Updated 2021 Outlook

Appendix

15 Total Loans Outstanding Balances as of March 31, 2021 1 All values as of period end. 2 North American Industry Classification System. 3 Includes oil and gas loans. Well-diversified $24 billion loan portfolio ($ in millions) 3/31/2021 1 % of Total Loans 3/31/2021 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Utilities 1,678$ 6.9% Multi-Family 2,006$ 8.3% Wholesale/Manufacturing 1,558 6.4% Office/Mixed 1,270 5.3% Mortgage Warehouse 1,377 5.7% Industrial 1,053 4.4% Real Estate (includes REITs) 1,139 4.7% Retail 929 3.8% Construction 383 1.6% Single Family Construction 339 1.4% Health Care and Social Assistance 374 1.5% Hotel/Motel 234 1.0% Retail Trade 321 1.3% Land 110 0.5% Mining 3 291 1.2% Parking Lots and Garages 78 0.3% Rental and Leasing Services 281 1.2% Mobile Home Parks 16 0.1% Professional, Scientific, and Tech. Serv. 277 1.1% Other 109 0.4% Transportation and Warehousing 190 0.8% Total CRE 6,143$ 25.4% Waste Management 184 0.8% Accommodation and Food Services 174 0.7% Consumer Arts, Entertainment, and Recreation 122 0.5% Residential Mortgage 7,685$ 31.8% Information 98 0.4% Home Equity 652 2.7% Financial Investments & Related Activities 93 0.4% Student Loans 115 0.5% Management of Companies & Enterprises 80 0.3% Credit Cards 99 0.4% Educational Services 63 0.3% Other Consumer 85 0.4% Public Administration 30 0.1% Total Consumer 8,635$ 35.7% Agriculture, Forestry, Fishing and Hunting 9 0.0% Other 662 2.7% Total C&BL 9,384$ 38.8% Total Loans 24,162$ 100.0%

Key COVID Commercial Loan Exposures[1]

Key COVID commercial loan exposures are spread across multiple industries without large concentrations

($ in millions)

	C&BL	Utilization	CRE	Utilization	Total	% of total loans
Retailers/Shopping Centers[2]						
Retailers	$ 76.8	39%	$ 672.9	92%	$ 749.7	3.10%
Retail REITs	180.4	47%	101.1	100%	281.5	1.17%
Subtotal	257.2	44%	774.1	93%	1,031.2	4.27%
Hotels, Amusement & Related						
Hotels	2.3	70%	234.3	91%	236.5	0.98%
Parking Lots and Garages	22.2	67%	95.7	90%	118.0	0.49%
Casinos	25.3	100%	-	-	25.3	0.10%
Recreation & Entertainment	31.7	31%	5.7	97%	37.4	0.15%
Movie Theaters	9.4	29%	-	-	9.4	0.04%
Subtotal	90.9	46%	335.7	91%	426.6	1.77%
Restaurants						
Full-Service	66.2	75%	14.3	100%	80.6	0.33%
Limited-Service & Other	22.7	90%	7.3	72%	30.0	0.12%
Subtotal	89.0	78%	21.6	89%	110.6	0.46%
Transportation & Other						
Transportation Services	50.8	80%	-	-	50.8	0.21%
Fracking Sand Mining	-		-	-	-	
Subtotal	50.8	80%	-	-	50.8	0.21%
Total	$ 487.8	51%	$ 1,131.4	92%	$ 1,619.2	6.70%

[1] As of 3/31/2021. Excludes $258 million Oil & Gas portfolio.
[2] C&BL excludes grocers, convenience stores, vehicle dealers, auto parts and tire dealers, direct and mail order retailers, and building material dealers; CRE excludes properties primarily anchored by grocers, self-storage facilities, and vehicle dealers.

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17 Manufacturing & Wholesale Trade 17% Real Estate 12% Power & Utilities 18% Mortgage Warehouse 15% 1 Excludes $298 million Other consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. 3 Principally reflects the oil and gas portfolio. C&BL by Geography $9.4 billion CRE by Geography $6.1 billion Multi-Family 33% Retail 15% Office / Mixed Use 21% Industrial 17% 1-4 Family Construction 6%Hotel / Motel 4% Other 5% Wind 50% Natural Gas 32% Solar 13% Transmission, Control and Distribution 3% Other 2% Wisconsin 26% Illinois 15% Minnesota 8% Texas 7% Other Midwest 10% Other 36% Wisconsin 26% Illinois 16% Minnesota 9% Other Midwest2 22% Texas 9%Other 18% Total Loans1 Wisconsin 30% Illinois 24% Minnesota 10% Other Midwest 13% Texas 5% Other 19% C&BL by Industry $9.4 billion Power & Utilities Lending $1.7 billion CRE by Property Type $6.1 billion 3 2 2 Loan Stratification Outstandings as of 3/31/2021

18 Reconciliation and Definitions of Non-GAAP Items ($ in millions) 1 This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. 2 The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. Pre-tax Pre-Provision Income Reconciliation1 4Q 2020 1Q 2021 Pre-tax pre-provision income Income (loss) before income taxes $84 $119 Provision for credit losses 17 (23) Pre-tax pre-provision income $101 $96 Tangible Common Equity and Tangible Assets Reconciliation2 4Q 2020 1Q 2021 Common equity $3,737 $3,774 Goodwill and other intangible assets, net (1,178) (1,170) Tangible common equity $2,560 $2,605 Total assets $33,420 $34,575 Goodwill and other intangible assets, net (1,178) (1,170) Tangible assets $32,242 $33,406

Reconciliation and Definitions of Non-GAAP Items

Efficiency Ratio Reconciliation	1Q 2020	2Q 2020	3Q 2020	4Q 2020	1Q 2021
Federal Reserve efficiency ratio	70.37%	43.49%	85.41%	59.68%	65.74%
Fully tax-equivalent adjustment	(0.96)%	(0.39)%	(1.29)%	(0.84)%	(0.97)%
Other intangible amortization	(0.95)%	(0.65)%	(0.87)%	(0.82)%	(0.82)%
Fully tax-equivalent efficiency ratio	68.47%	42.26%	83.25%	58.02%	63.96%
Acquisition related costs adjustment	(0.58)%	(0.12)%	(0.08)%	--%	(0.01)%
Provision for unfunded commitments adjustment	(5.18)%	(1.91)%	2.87%	3.42%	(1.09)%
Asset gains (losses), net adjustment	(0.02)%	22.10%	(0.11)%	(0.30)%	1.12%
Branch sales	--%	--%	--%	1.68%	0.24%
3Q 2020 initiatives	--%	--%	(22.90)%	--%	--%
Adjusted efficiency ratio[1]	62.70%	62.53%	63.02%	62.83%	64.21%

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and 3Q20 initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, acquisition related costs, asset gains (losses), net and gain on sale of branches. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and 3Q 2020 initiatives.

[1] This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods.

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